UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Planned Location of Polysilicon Production Plant in Pocatello, Idaho

On January 8, 2007, Hoku Scientific, Inc. and the State of Idaho issued a joint press release announcing Hoku’s plans to build a polysilicon production plant in the City of Pocatello, Idaho, entitled “Hoku Materials Plans New Polysilicon Plant for Pocatello.” The press release is attached as Exhibit 99.1.

In December 2006, Hoku Scientific received a letter from the City of Pocatello outlining a variety of financial and other incentives that could be available to Hoku if it ultimately completes the construction of its planned polysilicon production plant in the City of Pocatello. This letter is not a legally binding agreement on the part of the City of Pocatello or Hoku Scientific, and the various incentives described in the letter are subject to a number of risks, contingencies and uncertainties, including the negotiation of a lease for property and the actual availability of financial and other incentives, including favorable tax incentives, at the time of completion of planned construction and thereafter.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 8, 2007, entitled “Hoku Materials Plans New Polysilicon Plant for Pocatello.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 9, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 8, 2007, entitled “Hoku Materials Plans New Polysilicon Plant for Pocatello.”